Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com
Lantheus Reports Fourth Quarter and Full Year 2020 Financial Results
•Worldwide revenue of $94.2 million and $339.4 million for the fourth quarter and full year 2020, representing an increase of 5.4% and a decline of 2.3% over the prior year period, respectively
•Net loss of $3.4 million and $13.5 million for the fourth quarter and full year 2020, compared to net income of $10.5 million and $31.7 million for the fourth quarter and full year 2019
•GAAP fully diluted net loss of $0.05 and $0.25 for the fourth quarter and full year 2020, compared to GAAP fully diluted net income of $0.26 and $0.79 for the fourth quarter and full year 2019; adjusted fully diluted EPS of $0.07 and $0.47 for the fourth quarter and full year 2020, compared to adjusted fully diluted EPS of $0.34 and $1.17 for the fourth quarter and full year 2019
•Net cash provided by operating activities was $0.6 million and $16.4 million for the fourth quarter and full year 2020. Free cash flow of $(3.2) million and $3.9 million for the fourth quarter and full year 2020, compared to free cash flow of $17.7 million and $58.3 million for the fourth quarter and full year 2019
•The Company provides first quarter and full year 2021 revenue and adjusted fully diluted earnings per share guidance
NORTH BILLERICA, MA., February 25, 2021 - Lantheus Holdings, Inc. (NASDAQ: LNTH) (Lantheus), an established leader and fully integrated provider of innovative imaging diagnostics, targeted therapeutics and artificial intelligence solutions to Find, Fight and Follow serious medical conditions, today reported financial results for its fourth quarter and full year ended December 31, 2020.
The Company’s worldwide revenue for the fourth quarter of 2020 totaled $94.2 million, compared with $89.3 million for the fourth quarter of 2019, representing an increase of 5.4% over the prior year period. Full year 2020 worldwide revenues were $339.4 million, compared with $347.3 million for the full year 2019, representing a decrease of 2.3% over the prior year period.
The Company’s fourth quarter 2020 net loss was $3.4 million, or $0.05 per fully diluted share, as compared to net income of $10.5 million, or $0.26 per fully diluted share for the fourth quarter of 2019. Full year 2020 net loss was $13.5 million, or $0.25 per fully diluted share, as compared to net income of $31.7 million, or $0.79 per fully diluted share for the full year 2019.
The Company’s fourth quarter 2020 adjusted fully diluted earnings per share were $0.07, as compared to $0.34 for the fourth quarter of 2019, representing a decrease of 79.9% over the prior year period. The Company’s full year 2020 adjusted fully diluted earnings per share were $0.47, as compared to $1.17 for the full year 2019, representing a decrease of 59.5% over the prior year period.
Lastly, net cash provided by operating activities was $0.6 million and $16.4 million for the fourth quarter and full year 2020. Free Cash Flow was $(3.2) million for the fourth quarter of 2020, representing a decrease of approximately $20.9 million from the prior year period. Full year 2020 free cash flow was $3.9 million, as compared to $58.3 million for the full year 2019, representing a decrease of approximately $54.4 million from the prior year period.
“While 2020 presented extraordinary challenges, I thank our team for continuing to manufacture and deliver products to our customers throughout the year,” said Mary Anne Heino, President and CEO. “Our fourth quarter revenue growth was 5.4% over the prior year period and also represented steady improvement over the prior two quarters of 2020. During 2020, we advanced our strategic mandate by closing the Progenics acquisition in June and receiving FDA approval for DEFINITY RT in November as well as FDA acceptance and Priority Review designation for our PyL NDA in December. In 2021, we will continue to drive sustainable growth, expand product offerings to our customers, improve the lives of the patients we serve, and create value for our shareholders.”
Outlook
The Company guidance for the first quarter and full year 2021 is as follows:

Guidance Issued February 25, 2021
Q1 FY 2021 Revenue	$85 million - $89 million
Q1 FY 2021 Adjusted Fully Diluted EPS	$(0.03) - $0.00
Guidance Issued February 25, 2021
FY 2021 Revenue	$385 million - $400 million
FY 2021 Adjusted Fully Diluted EPS	$0.34 - $0.39

On a forward-looking basis, the Company does not provide GAAP income per common share guidance or a reconciliation of adjusted fully diluted EPS to GAAP income per common share because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted fully diluted EPS on a forward-looking basis is not available without unreasonable effort.
Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast
As previously announced, the Company will host a conference call and webcast on Thursday, February 25, 2021 at 4:30 p.m. ET. To access the live conference call via telephone, please dial 1-866-498-8390 (U.S. callers) or 1-678-509-7599 (international callers) and provide passcode 5247866. A live webcast will be available in the Investors section of the Company’s website at www.lantheus.com.
A replay of the audio webcast will be available in the Investors section of our website at www.lantheus.com approximately two hours after completion of the call and will be archived for 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc.
Lantheus Holdings, Inc. is the parent company of Lantheus Medical Imaging, Inc., Progenics Pharmaceuticals, Inc. and EXINI Diagnostics AB and an established leader and fully integrated provider of innovative imaging diagnostics, targeted therapeutics and artificial intelligence solutions to Find, Fight and Follow™ serious medical conditions. Lantheus provides a broad portfolio of products, including the echocardiography agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; AZEDRA® for the treatment of certain rare neuroendocrine tumors; and RELISTOR® for the treatment of opioid-induced constipation, which is partnered with Bausch Health Companies, Inc. The Company is headquartered in North Billerica, Massachusetts with offices in New York, New Jersey, Canada and Sweden. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted net income per share - fully diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

This press release includes forward-looking non-GAAP guidance for 2021 adjusted fully diluted EPS. No reconciliation of this forward-looking non-GAAP guidance is included in this press release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the information that would be required to prepare such a reconciliation and the fact that some of the excluded information is not readily ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “anticipate,” “believe,” “confident,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will” and other similar terms. Such forward-looking statements are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include : (i) the impact of the global COVID-19 pandemic on our business, financial conditions or prospects, or on the timing and enrollment of our clinical trials; (ii) continued market expansion and penetration for our commercial products, particularly DEFINITY, in the face of segment competition and potential generic competition as a result of patent and regulatory exclusivity expirations; (iii) our efforts in new product development, including for PyL, our prostate cancer diagnostic imaging agent, including our ability to obtain U.S. Food and Drug Administration approval of PyL in 2021, and new clinical applications for our products; (iv) our dependence upon third parties for the manufacture and supply of PyL and the timing of that manufacturing capacity becoming available; (v) the global Molybdenum-99 supply; (vi) our products manufactured at Jubilant HollisterStier and our recently-approved modified formulation of DEFINITY (“DEFINITY RT”) to be commercially manufactured at Samsung Biologics; (vii) the continued integration of the Progenics product and product candidate portfolio into our business following the June 2020 consummation of the Progenics acquisition; (viii) our ability to use in-house manufacturing capacity; (ix) the expected timing for commercialization of products we or our strategic partners may develop, including flurpiridaz F 18; (x) our ability to develop highly contextualized assessments of disease burden using artificial intelligence; and (xi) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).
- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues	$94,152	$89,346	$339,410	$347,337
Cost of goods sold	55,501	44,781	200,649	172,526
Gross profit	38,651	44,565	138,761	174,811
Operating expenses
Sales and marketing	12,857	10,392	40,901	41,888
General and administrative	13,684	17,301	69,270	61,244
Research and development	12,638	4,434	32,788	20,018
Total operating expenses	39,179	32,127	142,959	123,150
Operating (loss) income	(528)	12,438	(4,198)	51,661
Interest expense	2,811	2,126	9,479	13,617
Loss on extinguishment of debt	—	—	—	3,196
Other (income) loss	(496)	7,916	(2,198)	6,221
(Loss) income before income taxes	$(2,843)	$2,396	$(11,479)	$28,627
Income tax expense (benefit)	569	(8,054)	1,994	(3,040)
Net (loss) income	$(3,412)	$10,450	$(13,473)	$31,667
Net (loss) income per common share:
Basic	$(0.05)	$0.27	$(0.25)	$0.81
Diluted	$(0.05)	$0.26	$(0.25)	$0.79
Weighted-average common shares outstanding:
Basic	66,870	39,246	54,134	38,988
Diluted	66,870	40,133	54,134	40,113

Lantheus Holdings, Inc.
Consolidated Segment Revenues Analysis
(in thousands – unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change
U.S.
DEFINITY	58,924	57,678	2.2%	207,270	211,777	(2.1)%
TechneLite	17,130	17,330	(1.2)%	69,729	72,534	(3.9)%
Other nuclear	10,427	8,225	26.8%	36,864	36,231	1.7%
Rebates and allowances	(5,304)	(4,518)	17.4%	(19,067)	(16,553)	15.2%
Total U.S. Revenues	81,177	78,715	3.1%	294,796	303,989	(3.0)%
International
DEFINITY	1,807	1,695	6.6%	6,046	5,731	5.5%
TechneLite	5,615	3,264	72.0%	16,512	14,058	17.5%
Other nuclear	5,553	5,673	(2.1)%	22,060	23,574	(6.4)%
Rebates and allowances	—	(1)	(100.0)%	(4)	(15)	(73.3)%
Total International Revenues	12,975	10,631	22.0%	44,614	43,348	2.9%
Worldwide
DEFINITY	60,731	59,373	2.3%	213,316	217,508	(1.9)%
TechneLite	22,745	20,594	10.4%	86,241	86,592	(0.4)%
Other nuclear	15,980	13,898	15.0%	58,924	59,805	(1.5)%
Rebates and allowances	(5,304)	(4,519)	17.4%	(19,071)	(16,568)	15.1%
Total Revenues	$94,152	$89,346	5.4%	$339,410	$347,337	(2.3)%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net (loss) income	$(3,412)	$10,450	$(13,473)	$31,667
Stock and incentive plan compensation	3,623	2,991	14,075	12,571
Amortization of acquired intangible assets	4,683	451	10,770	1,804
Acquired debt fair value adjustment	(326)	—	(711)	—
Contingent consideration fair value adjustments	(2,800)	—	(2,000)	—
Non-recurring refinancing related fees	—	—	460	—
Non-recurring severance related fees	904	—	904	—
Extinguishment of debt	—	—	—	3,196
Arbitration award	—	(3,453)	—	(3,453)
Strategic collaboration and license costs	—	—	—	300
Integration costs	2,772	1,488	7,201	1,488
Acquisition-related costs	1,334	2,834	11,856	8,010
Impairment of long-lived assets	2,660	—	9,935	—
Other	35	—	(40)	—
Income tax effect of non-GAAP adjustments(a)	(4,886)	(1,134)	(13,152)	(8,583)
Adjusted net income	$4,587	$13,627	$25,825	$47,000
Adjusted net income, as a percentage of revenues	4.9%	15.3%	7.6%	13.5%

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net (loss) income per share - diluted	$(0.05)	$0.26	$(0.25)	$0.79
Stock and incentive plan compensation	0.05	0.07	0.26	0.31
Amortization of acquired intangible assets	0.08	0.01	0.20	0.04
Acquired debt fair value adjustment	—	—	(0.01)	—
Contingent consideration fair value adjustments	(0.04)	—	(0.05)	—
Non-recurring refinancing related fees	—	—	0.01	—
Non-recurring severance related fees	0.02	—	0.02	—
Extinguishment of debt	—	—	—	0.08
Arbitration award	—	(0.09)	—	(0.09)
Strategic collaboration and license costs	—	—	—	0.01
Integration costs	0.04	0.04	0.13	0.04
Acquisition-related costs	0.01	0.07	0.22	0.20
Impairment of long-lived assets	0.04	—	0.18	—
Income tax effect of non-GAAP adjustments(a)	(0.08)	(0.02)	(0.24)	(0.21)
Adjusted net income per share - diluted	$0.07	$0.34	$0.47	$1.17
Weighted-average common shares outstanding - diluted(b)	67,130	40,133	54,471	40,113
(a)The income tax effect of the adjustments between GAAP net (loss) income and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.
(b)Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP net loss position.

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$569	$22,421	$16,396	$80,384
Capital expenditures	(3,785)	(4,741)	(12,474)	(22,061)
Free cash flow	$(3,216)	$17,680	$3,922	$58,323

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$79,612	$92,919
Accounts receivable, net	54,002	43,529
Inventory	35,744	29,180
Other current assets	9,625	7,283
Assets held for sale	5,242	—
Total current assets	184,225	172,911
Property, plant and equipment, net	120,171	116,497
Intangibles, net	376,012	7,336
Goodwill	58,632	15,714
Deferred tax assets, net	70,147	71,834
Other long-term assets	60,634	21,627
Total assets	$869,821	$405,919
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$20,701	$10,143
Accounts payable	16,284	18,608
Accrued expenses and other liabilities	41,726	37,360
Liabilities held for sale	1,793	—
Total current liabilities	80,504	66,111
Asset retirement obligations	14,020	12,883
Long-term debt, net and other borrowings	197,699	183,927
Other long-term liabilities	63,393	28,397
Total liabilities	355,616	291,318
Total stockholders’ equity	514,205	114,601
Total liabilities and stockholders’ equity	$869,821	$405,919

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Contacts:
Mark Kinarney
Senior Director, Investor Relations
978-671-8842
ir@lantheus.com

Melissa Downs
Director, Corporate Communications
646-975-2533
media@lantheus.com